EXHIBIT 10.2

                AMENDMENT TO ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS AMENDMENT TO ASSIGNMENT AND ASSUMPTION AGREEMENT (hereinafter referred to as the "Amending Agreement") is entered into as of this 13th day of August 2002, by and between Stage Coach Investments Ltd. Liability Co. (on behalf of Mariano Decola, William Howdon and their assigns), and R. James Nicholson (collectively hereinafter referred to as "Assignor"); Matrix Funding Corp., a Colorado corporation, (hereinafter referred to as "Assignee"), and Nicholson Enterprises, Inc.(hereinafter referred to as "NEI")

                                    RECITALS

         WHEREAS,  on the  twentieth  day of June,  1996  Assignor  and Assignee entered into an agreement titled "Assignment and Assumption Agreement" (hereinafter referred to as the "Initial Agreement") for the purpose of assigning certain real property interests to promote the development of certain real property located in the city of Fort Lupton, County of Weld, State of Colorado, and more fully described in that certain Fort Lupton Golf Course Residential and Planned Unit Development Agreement, (hereinafter referred to as the "PUD Agreement") dated November 28, 1995; and

         WHEREAS, the parties to the Initial Agreement have, over the past five years, diligently pursued the development of the property to the PUD agreement, such property now commonly known as Coyote Creek (hereinafter referred to as the "Project"); and

         WHEREAS, since the execution of the Initial Agreement, the Assignor and Assignee have agreed to certain clarifications to the terms of the Initial Agreement which they desire to record herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Preferred Return Calculation. The Preferred Return required in Paragraph 6 of the Initial Agreement, shall be computed upon the Farm Acquisition Costs ($1,300,000) and up to an additional Five Hundred Thousand dollars ($500,000) deposited into the Development Account which amount is agreed by the parties to be in the amount of $1,800,000 and is the total subject to the preferred return.(hereinafter referred to as the "Preferred Capital Amount"). The Preferred Return shall be calculated annually on the average annual balance of the Preferred Capital Amount on December 31 of each year.


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         2. Funds Advanced by Matrix in excess of the Preferred  Capital Amount.
Any funds advanced by Matrix in excess of the Preferred Capital Amount (hereinafter referred to as the "Excess Funds") shall be treated as a commercial loan in support of the Project and shall accrue interest at 1% over the prime rate as published by the Wall Street Journal. Interest and principal paid on the Excess Funds shall be charged as a Project Cost. Funds that Matrix anticipates to advance pursuant to the proposed settlement agreement with the city of Fort Lupton for purchase of prepaid Golf Course enhancement fees, prepaid C-BT water fees and cost of related letters of credit shall be included in Project Costs and bear interest in the same manner.

         3. Interest on Initial Outside Development Loan. Interest and loan fees on the initial development loan procured by Matrix from First Security Bank ("FSB") dated June 21, 1996 shall be borne solely by Matrix and shall not be a Project Cost. This interest and loan fees shall not be shown in the accounting records of the Project.

         4. Cost of Karl Kasch & Cimarron Consultants. The costs incurred subsequent to December 31, 2001 of employing Karl Kasch and his company Cimarron Consultants (collectively hereinafter referred to as "Kasch") related to the Ft. Lupton project shall be considered a project cost and as such shall be charged to and funded by the project. The costs so charged shall include but not be limited to the following: a) general administrative expense involved in preparation of draws and financial reporting, b) supervising the platting process, c) the cost of sales and marketing on the project, d) negotiation of water rights; e) negotiation of easements and right of way; f) negotiation of surface use agreements; g) Coyote Creek master association; and h) construction management. This allocation of costs incurred through Kasch shall be effective on or after January 1, 2002 and the Project shall reimburse NEI upon execution of this Amending Agreement for the portion of Kasch's costs which are Project Cost and which NEI has paid from January 1, 2002 to present.

         5. Annual Accounting. Exhibit A is incorporated herein and agreed to by the parties as the accounting summary for the Project as of December 31, 2001. Exhibit A presents the financial status of the Project and includes: 1) the accumulated Project Costs; 2) the accumulated Project Revenue; 3) the Excess Funds; 4) the accrued interest on the Excess Funds; 5) the Preferred Capital Amount; and 6) the accumulated Preferred Return on the Preferred Capital Amount. An accounting report shall be prepared each subsequent year hereafter. Matrix and NEI shall annually agree on the submitted Annual Accounting Report.

         6. Legal Costs Related to the Amending Agreement. The parties agree that 50% of the legal costs incurred in the negotiation and preparation of the Amending Agreement shall be considered a Project Cost. NEI shall be reimbursed, as a Project Cost, for 50% of the cost of legal services rendered by Bailey and Peterson, P.C., relating to the amendment of the Initial Agreement which NEI has previously paid.

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         7.  Definitions.  Except as  specifically  put  forth in this  Amending
Agreement all terms shall have the same meanings as in the Initial Agreement.

         8. Relationship Between Agreements. In the event of any inconsistency between the terms of this Amending Agreement and the terms of the Initial Agreement, the terms of this Amending Agreement shall control.

         9. Full Force and Effect. The parties acknowledge that the Initial Agreement is in full force and effect, that there is no default thereunder by either party and that there are no other agreements between the parties except as described therein.

         10. Paragraph Headings. The paragraph headings are inserted only for convenient reference and do not define, limit or prescribe the scope of this Amending Agreement.

         11. Facsimile signatures. Facsimile signatures will be accepted and have the same force and effect as original signatures.

         12. Counterparts. This document may be executed in counterparts and such execution will have the same force and effect as if the document was executed simultaneously.

         IN WITNESS WHEREOF the parties have caused this Amending Agreement to be executed as of the date set forth above.

                                    ASSIGNOR:

                                    /s/ Mariano DeCola
                                    -----------------------------------
                                    Mariano DeCola, Manager
                                    Stage Coach Investments, LLC



                                    /s/ R. James Nicholson
                                    -----------------------------------
                                    R. James Nicholson




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                                    ASSIGNEE:

                                    MATRIX  FUNDING CORP.


                                    /s/ Richard Schmitz
                                    ----------------------------------------
                                    By: Richard Schmitz, President





                                    Nicholson Enterprises, Inc.


                                    /s/  R. Scott Burrows
                                    -----------------------------------------
                                    R. Scott Burrows,  VP, Treasurer